Exhibit 16.1

BDO Seidman, LLP	115 Stevens Avenue, Suite 207
Accountants and Consultants	Valhalla, New York 10595-1252
Telephone: (914) 747-1122
Fax: (914) 769-6972

March 26, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 25, 2010 to be filed by our former client, Vision-Sciences, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,
/s/ BDO Seidman, LLP